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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT is entered into as of October 1, 2000 among EDAP TMS S.A., a French corporation ("EDAP"), Technomed Medical Systems S.A., a French corporation ("French Subsidiary"), EDAP Technomed Inc., a Delaware corporation ("U.S. Subsidiary") and Urologix, Inc., a Minnesota corporation ("Urologix").

                                    RECITALS

     WHEREAS, the Company and the Holders have entered into an Asset Purchase Agreement dated as of the date hereof under which the Company will issue to Holders collectively a total of 1,365,000 shares of Urologix Common Stock and a warrant ("Warrant") to purchase 327,466 shares of Urologix Common Stock at a price set forth in the Asset Purchase Agreement.

     WHEREAS, the parties desire to set forth certain registration rights and other obligations applicable to the Registrable Shares (as defined below) held by the Holders.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereof, the parties hereby agree as follows:

     1.1  Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the meanings set forth below:

          (a) "Closing" shall mean the date of the closing of the Asset Purchase Agreement.

          (b) "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (c)  "Company" shall mean Urologix.

          (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (e) "Holder" shall mean any stockholder who holds Registrable Shares and any holder of Registrable Shares to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.10 hereof.

          (f) "Indemnified Parties" shall mean each Holder, each of their respective

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officers, directors and employees, and each person controlling such Holder within the meaning of Section 15 of the Securities Act.

          (g) "Other Stockholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

          (h) "Registrable Shares" shall mean (i) shares of Common Stock issued to Holders as a result of the Asset Purchase Agreement including shares issuable upon exercise of the Warrant; and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Shares shall not include any shares of Common Stock that have previously been registered and that have been sold to the public.

          (i) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          (j) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the Holders (up to $10,000 in connection with any one registration), blue sky fees and expenses and related Company legal fees and disbursements, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          (k) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (l) "Rule 144A" shall mean Rule 144A as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (m) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (n) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

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          (o)  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Shares.

     1.2  Requested Registration.
          ----------------------

          (a) Request for Registration. If the Company shall receive from Holders of the Registrable Shares (the "Initiating Holders"), at any time after twelve months following the Closing, a written request that the Company effect any registration of Registrable Shares consisting of at least thirty-three percent of the Registrable Shares, or if the Holders continue to own less than thirty-three percent of the Registrable Shares, then all remaining Registrable Shares, the Company will:

               (i) promptly give written notice of the proposed registration to all Holders of Registrable Shares; and

               (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is effective. Subject to the terms and conditions hereof, each request for registration by the Holders of the Registrable Shares shall register the offer and sale of Registrable Shares for all cash consideration, and a registration statement in connection therewith shall permit the disposition of such Registrable Shares in accordance with the intended method of methods of disposition specified in such Holders' request for registration.

          The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

               (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (B) After the Company has initiated four such registrations pursuant to this Section 1.2(a) that have been declared or ordered effective and pursuant to which securities have been sold by the Holders;

               (C) Within twelve (12) months of the effective date of a previous registration statement filed pursuant to this Section 1.2; or

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               (D)  If all the Registrable Shares proposed to be included could be sold under Rule 144(k) and the Company shall have caused to be provided to the Holders thereof an opinion of the principal counsel of the Company that such securities are distributable pursuant to Rule 144(k).

          (b) Subject to the foregoing clauses (A), (B), (C) and (D) the Company shall file a registration statement covering the Registrable Shares so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; but in no event later than ninety (90) days from the date of receipt of such request, and use its best efforts to cause such registration statement to become effective; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would require disclosure of material nonpublic information or adversely interfere with a financing then underway and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would require disclosure of material nonpublic information or adversely interfere with a financing then underway for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that the Company may not defer the filing for a period of more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period.

               The registration statement filed pursuant to the request of the Initiating Holders may include other securities of the Company with respect to which registration rights have been granted and securities of the Company being sold for the account of the Company.

               (c) Underwriting. The right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in the underwriting, if any, arranged by the Initiating Holders. A Holder may elect to include in such underwriting all or a part of the Registrable Shares he holds.

               (d) Procedures. If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting, if any, and may condition such offer on their acceptance of the further applicable provisions of this agreement (including Section 1.11). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form containing such representations and warranties by the Company as are generally prevailing in agreements of this type, with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to the majority in interest of the Initiating Holders. In any such case, the Company

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shall allow the Holders of Registrable Shares and their counsel to participate in the negotiation of such underwriting agreement, and approve its terms, such approval not to be unreasonably withheld. Any such Holder of Registrable Shares shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Shares and such Holder's intended method of distribution and any other representation required by law or as reasonably requested by the underwriters. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its securities on the basis provided in such underwriting agreements; and (b) completes and executes all questionnaires, powers of attorney (which may contain customary terms regarding the minimum price of the Registrable Shares to be sold in the subject offering), custody agreements, indemnities and other documents reasonably required under the terms of such underwriting agreements. Notwith-standing any other provision of this Section 1.2, if the representative of the underwriters advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.12 hereof. Subject to the above, if a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.12.

     1.3  Company Registration.
          --------------------

          (a) If, at any time beginning one year from the date of Closing, the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2), other than (i) a registration on Form S-8 relating solely to employee benefit plans, (ii) a registration on Form S-4 relating solely to a Rule 145 transaction, (iii) a registration contemplated by Section 1.16 or (iv) a registration on any registration form that does not permit secondary sales, the Company will:

               (i)  promptly give to each Holder written notice thereof; and

               (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Shares specified in a written request or requests, made by any Holder within twenty (20) days after the written notice from the Company described in clause (i) above is given. Such written request may specify all or a part of a Holder's Registrable Shares.

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          (b)  Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

     Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Shares) to be included in the registration by the Company's stockholders (including the Holders), or may exclude, to the extent so advised by the underwriters, such securities entirely from such registration. Subject to the above, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.12. Subject to the terms of this Agreement, if any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     If shares are so withdrawn from the registration or if the number of shares of Registrable Shares to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section
1.12 hereof.

     1.4  Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with any registration, qualification or compliance pursuant to the registrations pursuant to Section 1.2 hereof or, shall be borne equally by the Company and the Holders. All Registration Expenses incurred in connection with any registration, qualification or compliance, arising out of a registration pursuant to Section 1.3, shall be borne by the Company and the Holders on a pro rata basis based upon the relative number of shares included by the Holders and the Company. If the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 or Section 1.5 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section
1.2 or Section 1.5 hereof. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

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     1.5  Registration on Form S-3.  The Company shall use its best efforts to
          ------------------------
register or qualify for registration on Form S-3 or any comparable or successor form or forms and, if allowable, file any requested registration on Form S-3. It is agreed that at any time when the Company is eligible to file a registration statement on Form S-3 (or any successor form), the Holders may request that the Company file a registration statement pursuant to Rule 415 under the Securities Act to permit the offering of the Registrable Shares on a delayed or continuous basis.

     1.6  Registration Procedures.  In the case of each registration effected by
          -----------------------
the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

          (a) Keep such registration effective for a period of one hundred eighty (180) days or such longer period as may be agreed between the Company and the Holders; provided, however, that (i) such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holders refrain from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and any period during which any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court interfering with the Registration Statement is in effect; and (ii) in the case of any registration of Registrable Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred eighty (180) day period may be extended by the Company as necessary to keep the registration statement effective until all such Registrable Shares have been sold or withdrawn, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act or any applicable securities laws with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such registration statement;

          (c) Furnish such number of copies of such registration statement and such prospectuses (including each preliminary prospectus) and other documents incident thereto, including any amendment of or supplement thereto, as a Holder from time to time may reasonably request;

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          (d)  As soon as practicable, notify each seller of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon the discovery or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (e) Cause all such Registrable Shares registered pursuant hereunder to be listed on or prior to the effective date of such registration statement on each securities exchange or national market on which similar securities issued by the Company are then listed or, if permitted by the rules of such securities exchange or national market, as soon as practicable after the date of issuance;

          (f) use all reasonable and diligent efforts to register or qualify such Registrable Shares under such securities laws of such jurisdictions in the United States as the Holders reasonably request and keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable the sellers of Registrable Shares to consummate the disposition in such jurisdictions of such securities owned by such sellers; provided that the Company shall not be required to consent to general service of
--------
process in any such jurisdiction unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (g) enter into such agreements (including underwriting agreements) as the underwriters or their counsel reasonably request in order to expedite or facilitate the disposition of such Registrable Shares and, to the extent reasonably requested by the managing underwriters of any underwritten offering, send appropriate officers of the Company to attend "road shows" scheduled in connection with any such registration; provided that the Company shall not be required to find an underwriter for any registration in which it is not selling securities;

          (h) make available for inspection by the Holders or their counsel, such financial and other records, or corporate documents of the Company, as shall be necessary, in the opinion of their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act, and give the Holders and their attorneys the opportunity to participate in the preparation of such registration statement, each prospectus included therein or each prospectus filed with the Commission in connection therewith;

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          (i)  promptly notify each seller of Registrable Shares and each underwriter, if any:

               (i) when such registration statement or any prospectus used in connection therewith has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

               (ii) of any written comments from the Commission with respect to any filing referred to in clause (i) and of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

               (iii) of the notification to the Company by the Commission or any other regulatory authority of its initiation of any proceeding with respect to, or of the issuance by the Commission or any other regulatory authority of, any stop order suspending the effectiveness of such registration statement; and

               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction;

and, in the case of clauses (ii), (iii) and (iv), promptly use all reasonable and diligent efforts (A) to respond satisfactorily to any such comments and to file promptly any necessary amendments or supplements; (B) to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (C) to obtain the withdrawal of any such suspension of qualification, respectively;

          (j) furnish to each seller of Registrable Shares (if the same has been delivered to the underwriter) a singed counterpart, addressed to such seller; of:

          (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller (and such underwriter); and

          (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, provided that such seller of Registrable Shares provides such accountants with such certificates as are reasonably and customarily requested by such accountants;

in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements and other financial matters, as are

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customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

          (k) otherwise use all reasonable and diligent efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable an earning statement satisfying the provisions of
Section 1.1(a) of the Securities Act and Rule 158 promulgated thereunder; and

          (l) cooperate with the Holders and each underwriter or agent participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

     1.7  Indemnification.
          ---------------

          (a) The Company will indemnify and hold harmless each Indemnified Party with respect to which registration, qualification, or compliance has been effected pursuant to this Agreement, against all expenses, claims, penalties, judgments, costs, suits, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of, relating to, as a result of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Indemnified Party, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

          (b) Each Holder severally, but not jointly, will, if Registrable Shares held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, each person who controls the Company within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such other Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement,

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prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other Holders, Other Stockholders, directors, officers, partners, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further that in no event shall any indemnity under this Section 1.7(b) exceed the lesser of (A) the net proceeds from the offering received by such Holder or (B) that proportion of aggregate losses, claims, damages, liabilities or expenses indemnified against by such Holder as determined by the proportion of the shares sold by such Holder compared to the total number of Shares sold.

          (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect (i) the relative benefit received by the parties; and
(ii) the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative benefits received by the Company on one hand and the Holders on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of any securities registered thereunder, the shares of the Common Stock (before deducting expenses) received by the Company, and the net proceeds from the offering of any shares of Common Stock (before deducting expenses) received by the Holders bear to the aggregate public offering price of the securities registered thereunder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     1.8  Information by Holder.  Each Holder of Registrable Shares shall
          ---------------------
furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Agreement.

     1.9  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission that may permit the sale of the Restricted Securities (as defined in Rule 144 under the Securities Act) to the public without registration, the Company agrees to use its best efforts to:
          (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

          (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     1.10 Transfer or Assignment of Registration Rights.  Except by operation
          ---------------------------------------------
of law,
the rights to cause the Company to register securities granted to a Holder by the Company under this Agreement may not be transferred or assigned to a transferee or assignee of any shares of Registrable Shares, without the consent of the Company, provided that each Holder may assign its rights under Section
1.7 to an affiliate to which such Holder may transfer its ownership of all or any of its Common Stock of the Company without such prior written consent. The Company is to be given written notice prior to any proposed transfer, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; provided further, that the transferee or assignee of any rights must assume the obligations of such Holder under this Agreement.

     1.11  "Market Stand-Off" Agreement.  If requested by the Company and an
           ----------------------------
underwriter of Common Stock (or other securities) of the Company, to the extent that the Holders have a seat on the Company's board of directors or own more than five percent (5%) of the Common Stock of the Company, each Holder shall enter into a lockup agreement with the underwriter or underwriters of such underwritten offering containing provisions of the type customarily employed in such agreements with respect to registered public offerings by nationally-recognized underwriting firms for a period not to exceed 180 days, provided that all officers and directors of the Company enter into similar agreements.

     The obligations described in this Section 1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or a similar form that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

     1.12  Allocation of Registration Opportunities.
           ----------------------------------------

           (a) Allocation. In any circumstance in which all of the Registrable Shares and other shares of Common Stock of the Company with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Shares and Other Shares that may be so included, the number of shares of Registrable Shares and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares on the basis of the ratio set forth in this Section 1.12. If any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Shares and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Shares and Other Shares which would be held by such Holders and other selling stockholders, and this procedure shall be repeated until all of the shares of Registrable Shares and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated.

           (b) Ratio. In the event that there is any allocation of shares as specified in this Agreement, each Holder of Registrable Shares who has requested registration will be able to include at its option in such registration up to the percentage of such Holder's amount of Registrable Shares compared with the total Registrable Shares owned by all Holders.

     1.13  Delay of Registration.  No Holder shall have any right to take any
           ---------------------
action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.14  Termination of Registration Rights.  The right of any Holder to
           ----------------------------------
inclusion in any registration pursuant to Section 1.2, 1.3 and 1.5 shall terminate on the date all Registrable Shares may immediately be sold by such Holder under Rule 144 during any 90-day period. Section 1.7 will survive the expiration of this Agreement and continue, thereafter, in full force and effect.

     1.15  No Sales Prior to One Year from Closing.   Notwithstanding any other
           ---------------------------------------
provision of this agreement, the Holders hereby agreed that they will not make any sales of any securities of the Company for a period of one year from the date of Closing, except that the Holders may transfer the Registrable Shares to French Subsidiary and U.S. Subsidiary.

     1.16  No Registration Rights in Connection with PIPE Offerings.
           --------------------------------------------------------
Notwithstanding any other provision of this agreement, the Holders shall have no registration rights with respect to a registration statement covering the resale of securities sold by the Company in a private placement of at least $5.0 million in securities, if a condition of the private placement is that the Company file a registration statement allowing resale of the securities within a period of 90 days after the private placement. The Company may, in connection with any such private placement, request the Holders to include their shares in the private sale if in the reasonable judgment of the

Company the inclusion such shares would increase the likelihood of successfully completing the private offering, but the Holders shall be under no obligation to include their shares in the private offering.

     1.17  Holders Subject to Black-out Periods While Representative Sits on
           -----------------------------------------------------------------
Board.  Each Holder agrees that as long as such Holder has a member
-----
representative on the board of directors vote of the Company, then the Holder is subject to the same "black-out" periods as the director with respect to purchases and sales of Company securities, as set forth in the Company insider trading policy, as the same may be amended from time to time.

     1.18  Company Determination with Respect to Financing.    If, at any time
           -------------------------------------------------
during which the Company has a registration statement in effect for the Holders, and the Company determines that its financial position is such that it is required to conduct a financing and the Company shall furnish to such Holders a certificate signed by the President of the Company stating in the good faith judgment of the Board of Directors of the Company, its financial position is such that it is required to conduct a financing, the Company may, at its option on five (5) days written notice to the Holders, either (i) deregister the shares under the registration statement or (ii) require that the Holders cease selling under the after registration statement until conclusion of the Company
financing.   Upon such event, if the shares are withdrawn from registration, then the Holder will be entitled to one additional demand rights and if sales are suspended under the registration statement, the Company shall keep the registration statement in effect for a period of time equal to the period during which sales could not be made.


                                   ARTICLE 2
                                 MISCELLANEOUS
                                 -------------

     2.1   Amendment; Waiver.  No waiver and no modification or amendment of any
           -----------------
provision of this Agreement shall be effective unless specifically made in writing and duly signed by the parties to be bound thereby. Waiver by a party of any breach of or failure to comply with any of the provisions of this Agreement by any other party shall not be construed as, or constitute, a continuing waiver of, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

     2.2   Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Minnesota applicable to contracts made and to be performed therein without regard to the principles of any jurisdiction with respect to conflicts of laws.

     2.3   Disputes.
           --------

          (a) Any dispute between Urologix and EDAP arising out of or in connection with this Agreement (or any agreements or documents delivered by the parties hereto pursuant to the terms of this Agreement) or any alleged breach hereof may, at the option of either Urologix or EDAP, be submitted for discussion and possible resolution by senior officers of Urologix and EDAP, as designated by their respective chief executive officers.

          (b) All disputes arising, relating to or arising in connection with this Agreement, including those pertaining to the validity, interpretation, construction or breach hereof or of any legal obligation owed or claimed to be owed by any party hereto to any other party hereto or its Affiliates, that is not otherwise amicably settled between the parties shall exclusively be resolved by arbitration between EDAP and Urologix pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), with the arbitration to be conducted in the English language and taking place in New York, New York.

          (c) The arbitral tribunal shall be composed of three arbitrators appointed in accordance with the Rules. The Chairman of the arbitral tribunal shall be nominated by the two arbitrators nominated respectively by EDAP and Urologix, and if they fail to agree upon such Chairman within 30 days after the second arbitrator has been appointed, such Chairman shall be appointed by the American Arbitration Association. No arbitrator shall be or have been a present or past employee, officer, director, legal counsel, consultant or agent of either party or its Affiliates. All arbitrators shall be of legal education, unless the parties agree otherwise at the time. Unless prohibited or restricted by applicable law, each party agrees to provide to the arbitrators and the other party, subject to a strict confidentiality agreement, such documents, other evidence, witness testimony as may reasonably be requested by the other party and as are relevant to the issues being arbitrated. The arbitrators may restrict or terminate discovery requests which they conclude are unreasonable, unduly burdensome or not relevant to the issues being arbitrated. Such discovery shall occur during a reasonable time period. The arbitrators shall not have the power to act as "amiable compositeurs" with respect to any dispute submitted to such arbitration, but rather shall make their decision based on their understanding and interpretation of the applicable law and facts. The fees and disbursements of the arbitrators shall be allocated between the disputing party and the other party to the dispute in the same proportion that the disputed items so submitted to the arbitrators that are unsuccessfully disputed by each (as finally determined by the arbitrators) bears to the total amount of all disputed items so submitted. Notwithstanding any provision of this Agreement to the contrary,
(i) any party shall be entitled to seek a judicial order for interim relief to the extent necessary to safeguard the property that is the subject matter of an arbitration proceeding hereunder, and (ii) judgment upon the award rendered in any arbitration proceeding hereunder may be entered in any court having jurisdiction or application may be made to such court in a judicial acceptance of the award and an order by enforcement, as the case may be. The parties hereto agree that the arbitrators appointed pursuant to this Section 2.3 shall have the power to grant equitable relief, including temporary and permanent injunctive relief and specific performance.

     (d) Notwithstanding any other provision in this Section 2.3 to the contrary, either party may bring court proceedings or claims against the other as part of separate litigation commenced by an unrelated third party.

     2.4   Severability.  Whenever possible, each provision of this Agreement
           ------------
will be interpreted in such manner as to be effective and valid under the applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     2.5   Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which taken together will constitute one and the same instrument.

     2.6   Interpretation.  This Agreement has been fully negotiated by the
           --------------
parties through their legal counsel. Accordingly, in interpreting this Agreement, the rule of the interpretation requiring that documents be construed against the draftsman shall be inapplicable.

     2.7   Notices.  All notices, requests and other communications to any party
           -------
hereunder shall be in writing, will be effective upon receipt, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by facsimile transmission, by telegram or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 2.8)

     if to EDAP or French Subsidiary and U.S. Subsidiary, to:

                                       EDAP TMS S.A.
                                       4-6 rue du Dauphine
                                       69120 Vaulx-en-Velin
                                       France
                                       Attention: Chief Executive Officer

     with a copy to:                   Cleary, Gottlieb, Steen & Hamilton
                                       City Place House
                                       55 Basinghall Street
                                       London EC2V 5EH, England
                                       Attention: Pierre-Marie Boury

     if to Urologix to:                Urologix, Inc.
                                       14405 Twenty-First Avenue North
                                       Minneapolis, Minnesota 55447
                                       Attention: Michael M. Selzer, Jr.

     with a copy to:                   Lindquist & Vennum P.L.L.P.
                                       4200 IDS Center
                                       80 South 8TH Street
                                       Minneapolis, MN 55402
                                       Attention:  Ronald G. Vantine

     2.8  No Third Party Beneficiary.  The provisions of this Agreement are for
          --------------------------
the sole benefit of the parties to this Agreement and are not for the benefit of any third party.

     2.9  English Language.  This Agreement shall be executed solely in English
          ----------------
language which shall be controlling in all respects whether or not translations are made of this Agreement into any other language.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       UROLOGIX, INC.


                                       ___________________________________
                                       By: Michael M. Selzer, Jr.
                                       Its: Chief Executive Officer

                                       EDAP TMS S.A.


                                       ___________________________________
                                       By: Eric Simon
                                       Its: Chief Executive Officer

                                       TECHNOMED MEDICAL SYSTEMS S.A.


                                       ___________________________________
                                       By: Eric Simon
                                       Its: Chief Executive Officer

                                       EDAP TECHNOMED INC.


                                       ___________________________________
                                       By: Antoine Tetard
                                       Its: President